UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2015 (Date of earliest event reported)
Stellar Biotechnologies, Inc. (Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-54598 (Commission File Number)	N/A (IRS Employer Identification Number)

332 E. Scott Street Port Hueneme, CA (Address of principal executive offices)		93041 (Zip Code)
805-488-2800 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 14 2015, Stellar Biotechnologies, Inc. (the "Company") issued a press release announcing the Company is expanding its online corporate communications channels to include Twitter, Facebook, and Google+/YouTube.

Stellar announces material information, including material financial information, to its investors using its corporate website www.stellarbiotech.com, press releases, SEC filings and public conference calls and webcasts. These will remain Stellar's primary channels of communication with its shareholders. The Company intends to use the social media channels set out below as an additional means for disclosure of information about the Company, its technology, industry and activities and to communicate educational content about its products and services and other matters and to comply with its disclosure obligations under Regulation FD. Some of this information could be deemed material non-public information at the time of disclosure, and some may constitute forward-looking statements.
  Stellar Biotechnologies corporate website: www.stellarbiotech.com
  Facebook: https://www.facebook.com/StellarBiotech
  Twitter: https://twitter.com/StellarBiotech
  Google+: https://plus.google.com/+StellarBiotech/about
  KLH Knowledge Base: http://www.klhsite.org/

Information that the Company posts through these social media channels may be deemed material. Investors and other persons interested in Stellar are encouraged to monitor these accounts in addition to following the Company's press releases, SEC filings, public conference calls and webcasts. This list may be updated from time to time.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Stellar Biotechnologies, Inc. dated May 14, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2015	STELLAR BIOTECHNOLOGIES, INC. By: /s/ Kathi Niffenegger Kathi Niffenegger Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Stellar Biotechnologies, Inc. dated May 14, 2015